UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 10, 2016

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive

Oak Brook, Illinois 60523

(Address, including zip code, of principal executive offices)

(630) 271-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 6, 2016, the Company held its 2016 Annual Meeting at 10:00 a.m. at Hub Group’s Corporate Headquarters, located at 2000 Clearwater Drive, Oak Brook, Illinois 60523. As of March 7, 2016, the record date for the 2016 Annual Meeting, there were 34,944,639 shares of Class A common stock and 662,296 shares of Class B common stock outstanding and entitled to vote. Each Class A share is entitled to one (1) vote and each Class B share is entitled to approximately eighty-four (84) votes. A quorum of common stockholders, present in person or by proxy, representing 85,739,725 votes were present at the 2016 Annual Meeting. The final voting results of the 2016 Annual Meeting are set forth below. Each of these items is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 21, 2016.

Proposal One – Election of Directors

The Company’s common stockholders elected each of the Company’s seven nominees for director to serve until their respective successors are duly elected and qualified, as set forth below:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON- VOTES

David P. Yeager	84,879,309	860,416	-

Donald G. Maltby	85,283,776	455,949	-

Gary D. Eppen	82,880,545	2,859,180	-

James C. Kenny	84,880,913	858,812	-

Charles R. Reaves	82,696,432	3,043,293	-

Martin P. Slark	84,606,307	1,133,418	-

Jonathan P. Ward	84,615,089	1,124,636	-

Proposal Two – Advisory Vote on Executive Compensation

The Company’s common stockholders approved the compensation of its named executive officers as described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 21, 2016, as set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
84,322,189	1,414,129	3,407	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: May 10, 2016	/s/ Terri A. Pizzuto
By: Terri A. Pizzuto
Title: Executive Vice President, Chief Financial Officer
and Treasurer